CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Paragon Acquisition Company, Inc.
New York, NY

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 1, 1996, relating to the financial statements of Paragon Acquisition Company, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                           /s/ BDO Seidman, LLP
                                           -------------------------------------
                                           BDO Seidman, LLP

New York, NY
July 8, 1996